EXHIBIT 10(c)
                        AMENDMENT TO EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                  U.S.B. HOLDING CO., INC. AND UNION STATE BANK

                                       AND

                                RAYMOND J. CROTTY

                  MADE AND ENTERED INTO AS OF OCTOBER 11, 2001



         WHEREAS, Mr. Crotty currently serves U.S.B. Holding Co., Inc. (the "Company") and Union State Bank (the "Bank") in the capacity of Senior Executive Vice President, Chief Credit Officer and Assistant Secretary; and

         WHEREAS, Mr. Crotty, the Company and Bank are party to an Employment Agreement ("Agreement") for such services made and entered into as of November 16, 1998, as amended November 8, 2000; and

         WHEREAS, the term of the Agreement expires on November 16, 2001; and

         WHEREAS, Mr. Crotty is willing to continue to serve the Company and the Bank in the capacity described above, and the Company and Bank desires Mr. Crotty to serve in such capacity on the same terms and conditions as set forth in the Agreement, except as otherwise amended and modified as hereinafter set forth;

         NOW, therefore, in consideration of the premises and mutual covenants and conditions hereinafter set forth, the Company, the Bank and Mr. Crotty hereby agree that all terms of the Agreement dated November 16, 1998 and as amended November 8, 2000, and as further amended herein will continue and remain, except for modification of those terms as set forth below:

         SECTION 2(A) EMPLOYMENT PERIOD: REMAINING UNEXPIRED EMPLOYMENT PERIOD The term of employment shall be extended for a period of three years beginning on the date of this Amendment to Employment Agreement and ending on the third anniversary date of this Amendment to Employment Agreement (an "Anniversary Date"), plus such extensions, if any, as are provided in this Agreement or otherwise agreed to by the Board of Directors of the Company and the Bank.



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AMENDMENT TO EMPLOYMENT AGREEMENT BY AND BETWEEN
U.S.B. HOLDING CO., INC., UNION STATE BANK AND RAYMOND J. CROTTY
MADE AND ENTERED INTO AS OF OCTOBER 11, 2001



         SECTION 4   CASH COMPENSATION
         In consideration for the services to be rendered by Mr. Crotty hereunder, the Company and the Bank shall together pay him a salary at an initial annual rate of $225,000. All other provisions of this
         Section 4 shall remain the same as that included in the Agreement.

         All of the terms of the Agreement shall remain the same and shall remain in force through the term of the Agreement unless otherwise modified by this Amendment to Employment Agreement.

         IN WITNESS WHEREOF, the Company and the Bank have caused this Amendment to the Agreement to be executed by the duly authorized officers, and Mr. Crotty has hereunto set his hand, all as of the day and year first above written.


                                                 -------------------------------
                                                 RAYMOND J. CROTTY


ATTEST:                                          UNION STATE BANK



----------------------------------              --------------------------------
Secretary of Union State Bank                    By:      Name
                                                              Title

ATTEST:                                         U.S.B. HOLDING CO., INC.



---------------------------------                -------------------------------
Secretary of U.S.B. Holding Co., Inc.            By:      Name
                                                              Title


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